Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ended June 30, 2021

Q2 HIGHLIGHTS

•Recurring revenue of $250 million, up 7% from Q2 2020

•Revenue of $302 million, up 1% from Q2 2020

•Signed multi-year strategic alliance with Microsoft to deliver best-in-class cloud-based payment solutions

•Repurchased 1 million shares and paid down $25 million in debt

•Introducing 2021 revenue guidance and reaffirming 2021 adjusted EBITDA guidance

MIAMI, FLA — August 5, 2021 — ACI Worldwide (NASDAQ: ACIW), a leading global provider of real-time electronic payment solutions and software, today announced financial results for the quarter ended June 30, 2021.

“We had another solid quarter, coming in at the high end of our expectations. Encouragingly, both our global sales organization and our pipeline continue to strengthen while our business becomes more predictable,” said Odilon Almeida, president and CEO of ACI Worldwide. “In the quarter, we signed a significant number of new logos and secured important strategic wins. We also signed a global alliance with Microsoft Azure, which will accelerate and expand ACI’s best-in-class cloud payment offerings. This partnership will enable stronger go-to-market cooperation between the two companies to meet the increasing demand for SaaS-based payment solutions from financial institutions. Also among the quarter’s signings was a major Real-Time payments win with the Central Bank of Indonesia, further cementing ACI’s lead in this fast-growing segment.”

Mr. Almeida concluded, “We expect to continue this momentum in the second half of 2021 and as the economic backdrop improves, plan to end the year at a significantly higher growth rate. Importantly, this will allow us to achieve the Rule of 40 in 2021 for the first year ever. I am increasingly confident that our three-pillar strategy is taking hold and we remain committed to maximizing shareholder value.”

Q2 2021 FINANCIAL SUMMARY

Recurring revenue was $250 million, up 7% from Q2 2020. Total revenue in the quarter was $302 million, up 1% compared to Q2 2020.

Recurring revenue grew in all segments compared to Q2 2020. Bank segment recurring revenue increased 2% and Bank segment adjusted EBITDA decreased 20%, versus Q2 2020. Merchant segment recurring revenue increased 5% and Merchant segment adjusted EBITDA increased 2%, versus Q2 2020. Biller segment recurring revenue grew 9% and Biller segment adjusted EBITDA increased 1%, versus Q2 2020.

Total adjusted EBITDA in the quarter was $60 million compared to $78 million in Q2 2020, largely due to the timing of non-recurring, high-margin license renewals. Net adjusted EBITDA margin was 28% in the quarter, compared to 35% in Q2 2020. Net income in the quarter of $7 million declined compared to net income of $14 million in Q2 2020.

Cash flows from operating activities in the quarter were $38 million, down from $68 million in Q2 2020. ACI ended the quarter with $146 million in cash on hand and $474 million available on our credit facility after paying down $25 million in debt in the quarter. The company repurchased 1 million shares during the quarter.

INTRODUCING 2021 REVENUE GUIDANCE; REAFFIRMING 2021 ADJUSTED EBITDA GUIDANCE
For the full year 2021, we expect revenue to be in a range of $1.335 billion to $1.345 billion and we continue to expect adjusted EBITDA to be in the range of $375 million to $385 million with net adjusted EBITDA margin expansion. We expect revenue to be between $310 million and $320 million and adjusted EBITDA of $70 million to $80 million in Q3 2021.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Management will host a conference call at 8:30 am ET today to discuss these results. Interested persons may access a real-time webcast of the teleconference at http://investor.aciworldwide.com/ or use the following numbers for dial-in participation: toll-free: (888) 771-4371, toll: +1 (847) 585-4405. Please provide your name, the conference name of ACI Worldwide, Inc. and confirmation number 50201377.

About ACI Worldwide
ACI Worldwide is a global software company that provides mission-critical real-time payment solutions to corporations. Customers use our proven, scalable and secure solutions to process and manage digital payments, enable omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with local presence to drive the real-time digital transformation of payments and commerce.

© Copyright ACI Worldwide, Inc. 2021.

ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties’ trademarks referenced are the property of their respective owners.

For more information contact:

Investors
John Kraft
john.kraft@aciworldwide.com

Media
Dan Ring
dan.ring@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).
•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to, expectations regarding: (i) both our global sales organization and our pipeline strengthening considerably, while our business becomes more predictable, (ii) a global alliance with Microsoft Azure, which will accelerate and expand ACI’s best-in-class cloud payment offerings, (iii) continuing this momentum in the second half of 2021 and as the economic backdrop improves, plan to end the year at a significantly higher growth rate, (iv) the achievement the rule of 40 in 2021 for the first year ever, and (v) full year 2021 and Q3, 2021 financial guidance for revenue and adjusted EBITDA.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, the COVID-19 pandemic, increased competition, business interruptions or failure of our information technology and communication systems, may be subjected to security breaches or viruses, our ability to attract and retain senior management personnel and skilled technical employees, new members of senior management coupled with our headquarters relocation, future acquisitions, strategic partnerships and investments, integration of and achieving benefits from the Speedpay acquisition, implementation and success of our new Three Pillar strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, complex regulations applicable to our payments business, our compliance with privacy regulations, exposure to unknown tax liabilities, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, potential adverse effects from the impending replacement of LIBOR, events outside of our control including natural disasters, wars, and outbreaks of disease. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$146,213	$165,374
Receivables, net of allowances	289,351	342,879
Settlement assets	486,983	605,008
Prepaid expenses	31,258	24,288
Other current assets	31,425	17,365
Total current assets	985,230	1,154,914
Noncurrent assets
Accrued receivables, net	190,399	215,772
Property and equipment, net	61,527	64,734
Operating lease right-of-use assets	51,511	41,243
Software, net	180,873	196,456
Goodwill	1,280,226	1,280,226
Intangible assets, net	303,151	321,983
Deferred income taxes, net	64,857	57,476
Other noncurrent assets	57,406	54,099
TOTAL ASSETS	$3,175,180	$3,386,903
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$37,899	$41,223
Settlement liabilities	489,302	604,096
Employee compensation	39,894	48,560
Current portion of long-term debt	36,067	34,265
Deferred revenue	97,503	95,849
Other current liabilities	65,794	81,612
Total current liabilities	766,459	905,605
Noncurrent liabilities
Deferred revenue	32,524	33,564
Long-term debt	1,071,822	1,120,742
Deferred income taxes, net	35,208	40,504
Operating lease liabilities	48,008	39,958
Other noncurrent liabilities	42,599	39,933
Total liabilities	1,996,620	2,180,306
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	676,399	682,431
Retained earnings	1,008,046	1,003,490
Treasury stock	(412,492)	(387,581)
Accumulated other comprehensive loss	(94,095)	(92,445)
Total stockholders’ equity	1,178,560	1,206,597
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,175,180	$3,386,903

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Software as a service and platform as a service	$196,328	$180,573	$392,074	$373,523
License	34,727	50,136	55,929	78,265
Maintenance	53,155	52,749	105,518	106,029
Services	17,459	16,452	33,334	33,578
Total revenues	301,669	299,910	586,855	591,395
Operating expenses
Cost of revenue (1)	158,614	147,346	318,099	313,183
Research and development	35,029	35,578	69,543	74,602
Selling and marketing	28,660	24,455	56,798	54,538
General and administrative	31,937	29,758	59,712	65,684
Depreciation and amortization	32,005	33,635	63,589	65,533
Total operating expenses	286,245	270,772	567,741	573,540
Operating income	15,424	29,138	19,114	17,855
Other income (expense)
Interest expense	(11,260)	(14,142)	(22,735)	(31,313)
Interest income	2,865	2,954	5,719	5,854
Other, net	1,434	2,041	52	(7,717)
Total other income (expense)	(6,961)	(9,147)	(16,964)	(33,176)
Income (loss) before income taxes	8,463	19,991	2,150	(15,321)
Income tax expense (benefit)	1,962	5,916	(2,406)	(4,969)
Net income (loss)	$6,501	$14,075	$4,556	$(10,352)
Income (loss) per common share
Basic	$0.06	$0.12	$0.04	$(0.09)
Diluted	$0.05	$0.12	$0.04	$(0.09)
Weighted average common shares outstanding
Basic	117,718	116,033	117,605	116,019
Diluted	119,010	117,264	118,958	116,019
(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$6,501	$14,075	$4,556	$(10,352)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	5,292	5,927	10,708	11,752
Amortization	28,111	29,765	56,278	57,762
Amortization of operating lease right-of-use assets	2,655	5,245	5,000	8,801
Amortization of deferred debt issuance costs	1,175	1,204	2,357	2,416
Deferred income taxes	(3,480)	5,671	(9,558)	(4,742)
Stock-based compensation expense	7,720	7,932	14,423	14,882
Other	542	1,122	436	1,772
Changes in operating assets and liabilities:
Receivables	619	(19,646)	76,754	29,053
Accounts payable	268	12,374	(2,540)	6,287
Accrued employee compensation	4,324	1,192	(8,401)	8,177
Deferred revenue	(7,855)	(259)	297	22,236
Other current and noncurrent assets and liabilities	(7,779)	3,427	(42,094)	(22,515)
Net cash flows from operating activities	38,093	68,029	108,216	125,529
Cash flows from investing activities:
Purchases of property and equipment	(3,729)	(7,018)	(8,075)	(10,615)
Purchases of software and distribution rights	(7,599)	(8,516)	(15,652)	(15,057)
Net cash flows from investing activities	(11,328)	(15,534)	(23,727)	(25,672)
Cash flows from financing activities:
Proceeds from issuance of common stock	596	947	1,648	1,894
Proceeds from exercises of stock options	4,245	722	7,044	1,122
Repurchase of stock-based compensation awards for tax withholdings	(590)	(151)	(14,796)	(11,124)
Repurchases of common stock	(39,411)	—	(39,411)	(28,881)
Proceeds from revolving credit facility	—	—	—	30,000
Repayment of revolving credit facility	(15,000)	(30,000)	(30,000)	(69,000)
Repayment of term portion of credit agreement	(9,737)	(9,738)	(19,475)	(19,475)
Payments on or proceeds from other debt, net	(4,672)	(1,093)	(8,272)	(4,686)
Net cash flows from financing activities	(64,569)	(39,313)	(103,262)	(100,150)
Effect of exchange rate fluctuations on cash	(347)	(3,083)	(388)	8,118
Net increase (decrease) in cash and cash equivalents	(38,151)	10,099	(19,161)	7,825
Cash and cash equivalents, beginning of period	184,364	119,124	165,374	121,398
Cash and cash equivalents, end of period	$146,213	$129,223	$146,213	$129,223

Adjusted EBITDA (millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$6.5	$14.1	$4.6	$(10.4)
Plus:
Income tax expense (benefit)	2.0	5.9	(2.4)	(5.0)
Net interest expense	8.4	11.2	17.0	25.5
Net other (income) expense	(1.4)	(2.0)	(0.1)	7.7
Depreciation expense	5.3	5.9	10.7	11.8
Amortization expense	28.1	29.8	56.3	57.8
Non-cash stock-based compensation expense	7.7	7.9	14.4	14.9
Adjusted EBITDA before significant transaction-related expenses	56.6	72.8	100.5	102.3
Significant transaction-related expenses:
Employee related actions	2.9	—	3.7	8.2
Facility closures	—	1.8	—	1.8
Other	0.5	3.2	0.9	3.5
Adjusted EBITDA	$60.0	$77.8	$105.1	$115.8
Revenue, net of interchange:
Revenue	$301.7	$299.9	$586.9	$591.4
Interchange	87.5	74.8	174.8	163.6
Revenue, net of interchange	$214.2	$225.1	$412.1	$427.8

Net Adjusted EBITDA Margin	28%	35%	26%	27%

Segment Information (millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Banks	$114.1	$125.4	$210.0	$231.2
Merchants	37.4	37.3	76.1	69.1
Billers	150.2	137.2	300.8	291.1
Total	$301.7	$299.9	$586.9	$591.4
Recurring Revenue
Banks	$63.6	$62.2	$126.0	$124.8
Merchants	35.7	33.9	70.9	63.8
Billers	150.2	137.2	300.7	291.0
Total	$249.5	$233.3	$497.6	$479.6
Segment Adjusted EBITDA
Banks	$54.5	$68.4	$91.7	$110.8
Merchants	13.0	12.8	27.8	19.3
Billers	34.6	34.3	68.6	64.5

EPS Impact of Non-cash and Significant Transaction-related Items (millions)	Three Months Ended June 30,
	2021		2020
	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.05	$6.5	$0.12	$14.1
Adjusted for:
Significant transaction-related expenses	0.02	2.6	0.03	3.5
Amortization of acquisition-related intangibles	0.06	7.1	0.06	7.0
Amortization of acquisition-related software	0.05	6.3	0.07	8.1
Non-cash stock-based compensation	0.05	5.9	0.05	6.0
Total adjustments	0.18	21.9	0.21	24.6
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.23	$28.4	$0.33	$38.7

EPS Impact of Non-cash and Significant Transaction-related Items (millions)	Six Months Ended June 30,
	2021		2020
	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income (loss)	$0.04	$4.6	$(0.09)	$(10.4)
Adjusted for:
Significant transaction-related expenses	0.03	3.5	0.09	10.3
Amortization of acquisition-related intangibles	0.12	14.1	0.12	14.1
Amortization of acquisition-related software	0.11	13.0	0.14	16.1
Non-cash stock-based compensation	0.09	11.0	0.10	11.3
Total adjustments	0.35	41.6	0.45	51.8
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.39	$46.2	$0.36	$41.4

Recurring Revenue (millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
SaaS and PaaS fees	$196.3	$180.6	$392.1	$373.5
Maintenance fees	53.2	52.7	105.5	106.0
Recurring Revenue	$249.5	$233.3	$497.6	$479.5

Annual Recurring Revenue (ARR) Bookings (millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
ARR bookings	$17.6	$21.4	$27.3	$34.9